Exhibit 23.2


                     Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 One-Time Grant Stock Option Plan for Non Employee Directors of AST Research, Inc. of our report dated July 27, 1993, except for Note 2 and the second paragraph of Note 5, as to which the date is September 30, 1993, with respect to the consolidated financial statements of AST Research, Inc. included in its Annual Report (Form 10-K) for the year ended July 3, 1993, filed with the Securities and Exchange Commission.



	                                       Ernst & Young LLP



Orange County, California
August 24, 1994